Exhibit 10.22

EXECUTION VERSION

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Agreement”) is made as of March 24, 2025 (the “Effective Date”), by and between Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Assignee”), and LNHC, Inc., a Delaware corporation (“Assignor”). Assignee and Assignor may be referred to herein, individually, as a “Party,” and, collectively, as the “Parties.” Capitalized terms used and not elsewhere defined herein have the meanings set forth in Article VI.

RECITALS

WHEREAS, the Parties are undertaking a restructuring involving Assignee and certain of its Affiliates on terms mutually agreed to by the Parties (the “Restructuring”); and

WHEREAS, to give partial effect to the Restructuring, Assignor wishes to assign to Assignee, and Assignee wishes to accept from Assignor, the Assigned Assets (as defined below), and, as consideration therefor, Assignor shall assign to Assignee, and Assignee shall accept from Assignor, the Assumed Liabilities (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article I
ASSIGNMENT

Section 1.1.          Assignment & Acceptance of the Assigned Assets.

(a)          Upon the terms and conditions set forth in this Agreement, (i) Assignor hereby irrevocably transfers, assigns, contributes, conveys and delivers to Assignee, and Assignee hereby accepts from Assignor, all of Assignor’s right, title and interest in and to the rights, properties and assets, either tangible or intangible, owned, used or held for use by Assignor and described or set forth on Exhibit A (the “Assigned Assets”); and (ii) Assignee hereby assumes, and agrees to pay, perform and discharge when due, any and all Liabilities arising from the Assigned Assets, whether or not arising from Assignor’s ownership and/or use thereof prior to the Effective Date (the “Assumed Liabilities”, and the transactions contemplated by the foregoing (i) and (ii), collectively, the “Assignment”).

(b)          Notwithstanding anything in Section 1.1(a) to the contrary, (i) all other assets and properties of Assignor that are not Assigned Assets as specifically set forth in Section 1.1(a) shall be excluded from and shall not constitute Assigned Assets; and (ii) all Liabilities other than those Liabilities that are specifically Assumed Liabilities are excluded Liabilities, and Assignee shall not assume and shall not be responsible to pay, perform or discharge when due any Liabilities of Assignor or any of its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities.

Section 1.2.          Procedures for Assigned Assets Not Transferable; Post-Closing Transfers. If any Assigned Asset is not assignable or transferable to, or any Assumed Liability is not assumable by, Assignee without the consent of a Governmental Authority or a third party, and such consent has not been obtained on or prior to the Closing (as defined below), this Agreement will not constitute an assignment, sublease, transfer or assumption thereof unless and until such consent is obtained. In such case, Assignor will (a) cooperate in good faith with Assignee and use commercially reasonable best efforts to obtain such consent as soon as practicable after the Closing, (b) use commercially reasonable best efforts to provide Assignee the benefit of the Assigned Assets and (c) cooperate in good faith in any reasonable and lawful arrangement designed to provide such benefits to Assignee.

Section 1.3.          Wrong Pockets. If, prior to the date that is twelve (12) months after the Closing, Assignee determines and identifies any rights, properties and assets, either tangible or intangible, owned, used or held for use by Assignor that Assignee reasonably determines was incorrectly omitted from the Assigned Assets, and Assignor, acting reasonably, agrees with such determination, then such right, property or asset, as applicable, will be hereby irrevocably transferred, assigned and delivered by Assignor to Assignee, and Exhibit A will be deemed amended to include such right, property or asset, as applicable.

Section 1.4.          Pass-through of Payments Received Under the Sato License Agreement. Beginning on the Effective Date, Assignee shall pay Assignor any amounts received by Assignee from Sato Pharmaceutical Co., Ltd (“Sato”) under the Sato License Agreement (as defined in Schedule 2 to Exhibit A) solely in respect of the “Licensed Product” (and, for the avoidance of doubt, no other product covered by the Sato License Agreement) in the “Licensed Field” (in each case, as defined in that certain Exclusive License and Sublicense Agreement between the Parties as of even date herewith), less any out-of-pocket costs incurred by Assignee to effectuate its rights, obligations and responsibilities under the Sato License Agreement. In consideration for this payment, Assignor agrees to satisfy all of its obligations under that certain (a) Quality Agreement – Nitric oxide-based investigational medicinal products, dated as of September 26th, 2019, by and between Sato and Assignor (as successor-in-interest to Novan, Inc.); (b) Pharmacovigilance Agreement, dated as of May 31st, 2018, by and between Sato and Assignor (as successor-in-interest to Novan, Inc.); (c) Data Transfer Agreement, dated as of February 23rd, 2023, by and between Sato and Assignor (as successor-in-interest to Novan, Inc.); (d) Quality Agreement – SB204 for clinical trial, dated as of July 20th, 2018, by and between Sato and Assignor (as successor-in-interest to Novan, Inc.); (e) Clinical Supply Agreement – SKN15B01, dated as of March 14th, 2023, by and between Sato and Assignor (as successor-in-interest to Novan, Inc.); (f) Clinical Supply Agreement – SKN15C01, dated as of October 17th, 2024, by and between Sato and Assignor (as successor-in-interest to Novan, Inc.); and (g) any other agreement entered into by Sato and Assignor relating to the Sato License Agreement.

Article II
CLOSING

Section 2.1.          Closing. Subject to the terms and conditions of this Agreement, the closing of the Assignment (the “Closing”) will occur on the Effective Date.

Section 2.2.          Closing Deliverables.

(a)           At the Closing, Assignor will deliver, or cause to be delivered (as applicable), to Assignee the following:

(i)                 A Bill of Sale in the form set forth on Exhibit B (the “Bill of Sale”), duly executed by Assignor;

(ii)               An IP Assignment Agreement in the form set forth on Exhibit C (the “IP Assignment Agreement”, and together with the Bill of Sale, collectively, the “Ancillary Agreements”), duly executed by Assignor; and

(iii)             Such other customary instruments of transfer, assumption, filings or documents in form and substance reasonably satisfactory to Assignee as may be required to give effect to this Agreement.

(b)          At the Closing, Assignee will deliver, or cause to be delivered (as applicable), to Assignor the following:

(i)                 The Bill of Sale, duly executed by Assignee;

(ii)               The IP Assignment Agreement, duly executed by Assignee; and

(iii)             Such other customary instruments of transfer, assumption, filings or documents in form and substance reasonably satisfactory to Assignor as may be required to give effect to this Agreement.

Article III
REPRESENTATIONS AND WARRANTIES OF ASSIGNOR

Assignor hereby represents and warrants to Assignee that the statements contained in this Article III are true and correct as of the Effective Date.

Section 3.1.          Organization. Assignor is a corporation duly organized and incorporated, validly existing and in good standing under the laws of the State of Delaware.

Section 3.2.          Authorization. All corporate action required to be taken by Assignor to enter into this Agreement, has been taken. All actions on the part of the officers of Assignor necessary for the execution and delivery of this Agreement and the performance of all obligations of Assignor under this Agreement to be performed as of the execution of this Agreement have been taken. This Agreement, when executed and delivered by Assignor, shall constitute valid and legally binding obligations of Assignor (assuming due authorization, execution and delivery by Assignee), enforceable against Assignor in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 3.3.          Assigned Assets. Assignor has good, valid and marketable title to, and owns or otherwise possesses valid and legally enforceable rights to use, the Assigned Assets, free and clear of encumbrances.

Section 3.4.          EXCEPT AS EXPRESSLY SET FORTH IN THIS Article III, ASSIGNOR MAKES NO WARRANTIES WITH RESPECT TO THE ASSIGNED ASSETS, AND HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

Article IV
REPRESENTATIONS AND WARRANTIES OF ASSIGNEE

Assignee hereby represents and warrants to Assignor that the statements contained in this Article IV are true and correct as of the Effective Date.

Section 4.1.          Organization. Assignee is a corporation duly organized and incorporated, validly existing, and in good standing under the laws of the State of Delaware.

Section 4.2.          Authorization. All corporate action on the part of Assignee, its officers, directors and stockholders necessary for the authorization, execution and delivery by Assignee of this Agreement, and the performance of all obligations of Assignee hereunder, has been taken, and this Agreement constitutes (assuming due authorization, execution and delivery by Assignor) a valid and legally binding obligation of Assignee, enforceable against Assignee in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Article V
LIMITATION OF LIABILITY

Section 5.1.          EXCEPT AS PROHIBITED BY APPLICABLE LAW, IN NO EVENT SHALL A PARTY BE LIABLE TO ANY OTHER PARTY OR ANY ENTITY CLAIMING THROUGH SUCH PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, CLAIMS FOR LOST BUSINESS PROFITS OR REVENUE, OR INTERRUPTION IN USE OF THE PRODUCTS), WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT, STRICT LIABILITY, STATUTE OR OTHERWISE AND EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Article VI

DEFINITIONS

Section 6.1.          Definitions.

“Affiliate” means any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the specified entity. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means: (i) the possession, directly or indirectly, of the power to direct the management and policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise; (ii) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interests of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity); or (iii) any other arrangement whereby an entity controls or has the right to control the board of directors or equivalent governing body or management of a corporation or other entity.

“Liability” means any liability, debt, obligation, deficiency, tax, penalty, assessment, fine, claim, action or other loss, fee, cost or expense of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, known or unknown, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due and regardless of when asserted.

Article VII
MISCELLANEOUS

Section 7.1.          Amendments and Waivers. No modification, amendment or waiver of any provision hereof shall be effective against the Parties unless such modification, amendment or waiver is approved in writing by each Party. The failure of any Party to enforce any provision of this Agreement or under any agreement contemplated hereby shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement and any agreement referred to herein in accordance with their terms.

Section 7.2.          Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any Party in connection herewith will survive the execution and delivery of this Agreement and the Closing, regardless of any investigation made by any of the Parties or on their behalf.

Section 7.3.          Further Assurances. In case at any time after the execution of this Agreement any further action is necessary or desirable to carry out the purposes of this Agreement or to consummate the transactions contemplated herein, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may reasonably request, all at the sole cost and expense of the requesting Party. In the event any filings or notices are required to be made with, or any consents or similar approvals are required to be obtained from, the U.S. Food and Drug Administration or any other regulatory or governmental authorities (each, a “Governmental Authority”) after the Effective Date to carry out the purposes of this Agreement or to consummate the transactions contemplated herein (“Required Government Actions”), the Parties shall cooperate, at their respective cost and expense, to take any and all such Required Government Actions.

Section 7.4.          Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as (a) to Affiliates or (b) to a successor to all or substantially all of the Party’s rights, interests or obligations to which this Agreement relates, whether by a merger, sale of stock, sale of assets, reorganization or other transaction, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party without the prior consent of the other Party. Any assignment or delegation of any rights, interests or obligations of a Party under this Agreement that is inconsistent with this Section 7.4 shall be null and void.

Section 7.5.          Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

Section 7.6.          Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 7.7.          Relationship of the Parties. It is expressly agreed that the relationship of the Parties shall not constitute a partnership, joint venture or agency, and the Parties shall be considered independent contractors. None of the Parties shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on any other Party without the prior consent of such Party.

Section 7.8.          Notices. Any notice, approval, authorization, consent, or other communication required or permitted to be delivered to either Party under this Agreement must be in writing and will be deemed properly delivered, given, and received (i) when delivered by hand or by messenger, (ii) when sent by facsimile, with written confirmation of receipt, (iii) three (3) business days after being mailed by first class mail (return receipt requested) or delivery to an international courier or express delivery service, or (iv) when received at the applicable e-mail address set forth below when sent by e-mail. All notices, approvals, authorizations, consents, or other communications shall be sent to the address or e-mail address set forth below (or to such other address or e-mail address as may be designated by a Party by giving written notice to the other Party pursuant to this Section 7.8):

If to Assignor, to: LNHC, Inc. 4020 Stirrup Creek Drive Suite 110 Durham, NC 27703 Attention: Chief Executive Officer

If to Assignee, to:

Ligand Pharmaceuticals Incorporated

555 Heritage Drive

Suite 200

Jupiter, FL 33458

Attention: Chief Financial Officer

in each case, with copies also sent to:

Ligand Pharmaceuticals Incorporated

555 Heritage Drive

Suite 200

Jupiter, FL 33458

Attention: Chief Legal Officer

Latham & Watkins, LLP

200 Clarendon Street

Boston, MA 02116

Attn: Peter Handrinos, Esq.

Email: peter.handrinos@lw.com

Section 7.9.          Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 7.10.        Construction. Any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be applied in the construction or interpretation of this Agreement. Except where the context otherwise requires, wherever used, the use of any gender shall be applicable to all genders, and the word “or” is used in the inclusive sense. As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”

Section 7.11.        Entire Agreement. This Agreement (including Exhibit A hereto), together with the Ancillary Agreements, collectively constitute the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled.

Section 7.12.        Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Assignment Agreement to be executed as of the Effective Date.

ASSIGNEE:	LIGAND PHARMACEUTICALS INCORPORATED

	By:	/s/ Richard Baxter
	Name:	Richard Baxter
	Title:	Senior Vice President, Investment Operations

Signature Page to Assignment Agreement

IN WITNESS WHEREOF, the Parties have caused this Assignment Agreement to be executed as of the Effective Date.

ASSIGNOR:	LNHC, INC.

	By:	/s/ Octavio Espinoza
	Name:	Octavio Espinoza
	Title:	Officer & Board Member

Signature Page to Assignment Agreement

EXHIBIT A

Assigned Assets

❖	All Intellectual Property Rights (as defined below) owned, controlled by or licensed to Assignor as of the Effective Date and all upgrades, enhancements, modifications, alterations, improvements, developments, or other changes to such Intellectual Property Rights made by Assignor after the Effective Date, including those Intellectual Property Rights set forth on Schedule 1 to this Exhibit A but excluding the trademarks for “LNHC” or “PELTHOS THERAPEUTICS” (the “Assigned IP”).

❖	All Regulatory Materials owned or controlled by Assignor as of the Effective Date.

❖	The contracts, agreements or documents, as applicable, of Assignor set forth on Schedule 2 to this Exhibit A that are related to the Assigned IP (the “Assigned Contracts”).

❖	The domain names set forth on Schedule 3 to this Exhibit A (the “Assigned Domains”).

For the purposes of this Exhibit A, the following terms have the following respective meanings:

“Intellectual Property Rights” means and includes all rights of any of the following types anywhere in the world: (i) Patent Rights; (ii) copyrights, moral rights, and rights in works of authorship; (iii) Know-How; (iv) all other intellectual property and proprietary rights of any kind or nature, including trademark and servicemark rights (whether registered or not) and the entire goodwill of the business of Assignor connected with and symbolized by such trademarks, but excluding domain names; and (v) all registrations and applications (and like protections) for any of the foregoing.

“Know-How” means data, trade secrets, inventions (whether patentable or otherwise), discoveries, specifications, instructions, processes, compositions, formulae, materials, compounds, methods, protocols, expertise, technical information, and any other information of any kind whatsoever (including any pharmacological, biological, chemical, biochemical, manufacturing, business, and financial information), and other technology applicable to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them, and all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical, and clinical data relevant to any of the foregoing.

“Patent Rights” means in any country, any and all: (i) patents (including any inventor’s certificate, utility model, petty patent and design patent), including any reissue, re-examination, renewal or extension (including any supplementary protection certificate) of any patent, and any confirmation patent or patent of addition based on any patent, in such country, and (ii) patent applications, including any continuations, continuations-in-part, divisionals, provisionals, continued prosecution application, substitute applications, and any other patent application that claims priority from any patent.

“Regulatory Materials” means regulatory applications (including the NDA and all investigational drug applications), submissions, notifications, communications, correspondence, registrations, Regulatory Approvals or other filings made to, received from or otherwise conducted with a Regulatory Authority in connection with the research, manufacturing, development, or commercialization of a drug product in a particular country or jurisdiction. For clarity, Regulatory Materials includes any drug or device master files owned or controlled by Assignor.

“Regulatory Approval” means, in any given country, the granting by the Regulatory Authorities in that country of all approvals that are necessary for the manufacturing, distributing, marketing, sale, pricing and reimbursement of a drug product. Regulatory Approvals include any approved New Drug Applications held by or on behalf of Assignor, including that certain New Drug Application #217424 filed for marketing approval of Zelsuvmi and that certain New Drug Application #203791 filed for marketing approval of Sitavig.

“Regulatory Authority” means an agency of any government having the authority to regulate the sale, manufacture, marketing, testing, pricing or payment reimbursement of drugs.

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Schedule 1

Registered Intellectual Property

Schedule 2

Assigned Contracts

1.	Amended, Restated and Consolidated License Agreement, dated as of June 27th, 2012, by and between The University of North Carolina at Chapel Hill (“UNC”) and Assignor (as successor-in-interest to Novan, Inc.), as amended by that certain First Amendment to Amended, Restated and Consolidated License Agreement, dated as of November 30th, 2012, that certain Second Amendment to Amended, Restated and Consolidated License Agreement, dated as of April 12th, 2016, that certain Third Amendment to Amended, Restated Consolidated License Agreement, dated as of November 1st, 2018, that certain Fourth Amendment to Amended, Restated and Consolidated License Agreement, dated as of November 26th, 2018, that certain Fifth Amendment to Amended, Restated and Consolidated License Agreement, dated as of November 9th, 2021, that certain Sixth Amendment to Amended, Restated and Consolidated License Agreement, dated as of July 26, 2024, and that certain Seventh Amendment to Amended, Restated and Consolidated License Agreement, dated as of March 12, 2025, in each case, by and between UNC and Assignor (as successor-in-interest to Novan, Inc.).

2.	License Agreement, dated as of January 12th, 2017, by and between Sato and Assignor (as successor-in-interest to Novan, Inc.), as amended by that certain First Amendment to License Agreement, dated as of January 12th, 2017, and that certain Second Amendment to License Agreement, dated as of October 5th, 2018, in each case, by and between Sato and Assignor (as successor-in-interest to Novan, Inc.) (the “Sato License Agreement”).

3.	UNC Sublicense Agreement, dated as of December 29, 2015, by and between KNOW Bio, LLC (“KNOW Bio”) and Assignor (as successor-in-interest to Novan, Inc.), as amended by that certain First Amendment to UNC Sublicense Agreement, dated as of October 13th, 2017, and that certain Second Amendment to UNC Sublicense Agreement, dated as of November 2nd, 2018, in each case, by and between KNOW Bio and Assignor (as successor-in-interest to Novan, Inc.).

4.	Novan Patent and Know-How License Agreement, dated as of December 29th, 2015, by and between KNOW Bio and Assignor (as successor-in-interest to Novan, Inc.), as amended by that certain First Amendment to Novan Patent and Know-How License Agreement, dated as of October 13th, 2017, and that certain Second Amendment to Novan Patent and Know-How License Agreement, dated as of November 2nd, 2018, in each case, by and between KNOW Bio and Assignor (as successor-in-interest to Novan, Inc.).

5.	License Agreement, dated as of May 23rd, 2012, by and between The University of Akron Research Foundation and Assignor (as successor-in-interest to Novan, Inc.).

6.	License and Data Purchase Agreement, dated August 15th, 2014, by and between Strakan International S.à r.l. and Assignor (as successor-in-interest to Novan, Inc.).

7.	OTC Switch License Agreement, dated February 21st, 2020, by and between Bayer Healthcare LLC and Assignor (as successor-in-interest to EPI Health LLC).

8.	Transfer and License Agreement, dated February 21st, 2020, by and between Vectans Pharma and Assignor (as successor-in-interest to EPI Health LLC).

9.	Quality Agreement, dated August 30th, 2018, by and between Vectans Pharma and Assignor (as successor-in-interest to EPI Health LLC).

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Schedule 3

Assigned Domains

berdazimer.com

berdazimersodium.com

nitricil.com

nitric-oxide.com

sitavig.com

EXHIBIT B

Form of Bill of Sale

BILL OF SALE

This Bill of Sale (this “Bill of Sale”) is dated as of [ ● ], 2025 (the “Effective Date”), by and between Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Assignee”), and LNHC, Inc., a Delaware corporation (“Assignor”). Assignee and Assignor may be referred to herein, individually, as a “Party,” and, collectively, as the “Parties.” Capitalized terms used and not elsewhere defined herein have the meanings set forth in the Assignment Agreement (as defined below).

RECITALS

WHEREAS, the Parties are undertaking a restructuring involving Assignee and certain of its Affiliates on terms mutually agreed to by the Parties (the “Restructuring”);

WHEREAS, in connection with the Restructuring, Assignor and Assignee have entered into that certain Assignment Agreement, dated as of [ ● ] (the “Assignment Agreement”), pursuant to which Assignor and Assignee have agreed that Assignor shall assign to Assignee, and Assignee shall accept and assume from Assignor, the Assigned Assets, and as consideration therefor, Assignor shall assign to Assignee, and Assignee shall accept and assume from Assignor, the Assumed Liabilities; and

WHEREAS, Assignor and Assignee now desire to evidence the assignment of the Assigned Assets and the Assumed Liabilities from Assignor to Assignee by the execution and delivery of this Bill of Sale.

AGREEMENT

NOW, THEREFORE, in furtherance of the Assignment Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties, intending to be legally bound, do hereby agree as follows:

1.         Pursuant to the Assignment Agreement, (a) Assignor does hereby irrevocably assign, transfer and deliver to Assignee, and Assignee does hereby accept and assume from Assignor, all of Assignor’s right, title and interest in and to the Assigned Assets; and (b) Assignee hereby assumes, and agrees to pay, perform and discharge when due, the Assumed Liabilities. Assignor hereby authorizes Assignee at any time to file one or more financing statements or any amendments or assignments to financing statements previously filed by Assignee (and continuation statements with respect to such financing statements when applicable) naming Assignor as the seller and Assignee as the buyer in respect of the Assigned Assets and Assumed Liabilities.

2.         This Bill of Sale: (a) is made pursuant to, and is subject to the terms of, the Assignment Agreement and (b) shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and permitted assigns, for the uses and purposes set forth and referred to above, effective immediately upon its delivery to Assignee.

3.         THIS BILL OF SALE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

4.         This Bill of Sale may be executed in any number of counterparts and by facsimile or other electronic transmission, each of which counterpart shall constitute an original and all of which counterparts together shall constitute one and the same instrument.

5.         ARTICLE VII (Miscellaneous) of the Assignment Agreement is hereby incorporated by reference in its entirety as if fully set forth herein. The Parties hereto acknowledge and agree that the representations, warranties and agreements contained in the Assignment Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Assignment Agreement and the terms of this Bill of Sale, the terms of the Assignment Agreement shall govern. Nothing in this Bill of Sale shall amend, modify, limit or waive any rights or obligations of Assignor or Assignee under the Assignment Agreement.

[SIGNATURE PAGE FOLLOWS]

2

In Witness Whereof, the Parties have executed this Bill of Sale as of the Effective Date.

ASSIGNEE:	LIGAND PHARMACEUTICALS INCORPORATED

By:
Name: [ ● ]
Title: [ ● ]

Address:
555 Heritage Drive
Suite 200
Jupiter, FL 33458
Attention: CFO
Email: [ ● ]

ASSIGNOR:	LNHC, INC.

By:
Name: [ ● ]
Title: [ ● ]

Address:
4020 Stirrup Creek Drive
Suite 110
Durham, NC 27703
Attention: CEO
Email: [ ● ]

Signature Page to Bill of Sale

EXHIBIT C

Form of IP Assignment Agreement

IP ASSIGNMENT

This IP Assignment (this “IP Assignment”) is dated as of [ ● ], 2025 (the “Effective Date”), by and between Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Assignee”), and LNHC, Inc., a Delaware corporation (“Assignor”). Assignee and Assignor may be referred to herein, individually, as a “Party,” and, collectively, as the “Parties.” Capitalized terms used and not elsewhere defined herein shall have the meanings set forth in the Assignment Agreement (as defined below).

RECITALS

WHEREAS, Assignor is the owner of the Assigned Assets, including the Intellectual Property Rights owned and registered to Assignor as set forth in Exhibit A attached hereto (the “Assigned IP”);

WHEREAS, the Parties are undertaking a restructuring involving Assignee and certain of its Affiliates on terms mutually agreed to by the Parties (the “Restructuring”);

WHEREAS, in connection with the Restructuring, Assignor and Assignee have entered into that certain Assignment Agreement, dated as of [ ● ] (the “Assignment Agreement”), pursuant to which Assignor and Assignee have agreed that Assignor shall assign to Assignee, and Assignee shall accept and assume from Assignor, the Assigned IP, among other things, and as consideration therefor, Assignor shall assign to Assignee, and Assignee shall accept and assume from Assignor, the Assumed Liabilities; and

WHEREAS, the Parties now desire to assign from Assignor to Assignee the Assigned IP by the execution and delivery of this IP Assignment.

AGREEMENT

NOW, THEREFORE, in furtherance of the Assignment Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties, intending to be legally bound, do hereby agree as follows:

1.            Pursuant to the Assignment Agreement, (a) Assignor does hereby irrevocably assign, transfer and convey to Assignee, and Assignee does hereby accept and assume from Assignor, all of Assignor’s right, title and interest in and to the Assigned IP, including without limitation: (a) all statutory rights, common law rights and other intellectual property or proprietary rights in the Assigned IP, and all registrations or applications therefor, and all renewals or extensions thereof, under any applicable law now or hereafter in effect; (b) all rights to royalties, fees, income, payments, and other proceeds now or hereafter due or payable and deriving from the Assigned IP; (c) all goodwill associated with the Assigned IP or symbolized thereby and (d) the right to bring claims and/or actions for, and to obtain relief (and to retain any damages recovered) in respect of such claims and/or actions for, any infringement, misappropriation or any other violation of the Assigned IP, whether occurring before, on or after the date of this IP Assignment.

2.            If Assignor has any Assigned IP that cannot be assigned as a matter of law (the “Unassignable IP Rights”), Assignor hereby grants to Assignee an exclusive (without reservation), irrevocable, perpetual, worldwide, transferable, fully-paid and royalty-free license, with the right to sublicense through multiple tiers, under the Unassignable IP Rights, to fully utilize the Assigned IP in any manner without any restriction. Assignor further waives any “moral” rights, or other rights with respect to attribution of authorship or integrity relating to the Assigned IP as Assignor may have under any applicable law under any legal theory.

3.            Assignor agrees to perform, without charge or cost to Assignee, all acts reasonably necessary to permit and assist Assignee in perfecting the full benefits, enjoyment, rights, title and interest throughout the world in the Assigned IP assigned to Assignee hereunder, including without limitation the execution of documents, including any and all powers of attorney, applications, assignments, declarations, affidavits, and any other papers in connection therewith reasonably necessary to perfect such benefits, enjoyment, rights, title and interest in Assignee, assistance and cooperation in the registration of applicable Intellectual Property Rights.

4.            This IP Assignment: (a) is made pursuant to, and is subject to the terms of, the Assignment Agreement and (b) shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and permitted assigns, for the uses and purposes set forth and referred to above, effective immediately upon its delivery to Assignee.

5.            THIS IP ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF DELAWARE.

6.            Nothing in this IP Assignment, express or implied, is intended or shall be construed to confer upon, or to give to, any individual or entity other than the Assignee and its successors and assigns any remedy or claim under or by reason of this IP Assignment or any terms, covenants or conditions hereof, and this IP Assignment shall be for the sole and exclusive benefit of the Assignee and its successors and assigns.

7.            ARTICLE VII (Miscellaneous) of the Assignment Agreement is hereby incorporated by reference in its entirety as if fully set forth herein. The Parties hereto acknowledge and agree that the representations, warranties and agreements contained in the Assignment Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Assignment Agreement and the terms of this IP Assignment, the terms of the Assignment Agreement shall govern. Nothing in this IP Assignment shall amend, modify, limit or waive any rights or obligations of Assignor or Assignee under the Assignment Agreement.

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In Witness Whereof, the Parties have executed this IP Assignment as of the Effective Date.

ASSIGNEE:	LIGAND PHARMACEUTICALS INCORPORATED

By:
Name: [ ● ]
Title: [ ● ]

Address:
555 Heritage Drive
Suite 200
Jupiter, FL 33458
Attention: CFO
Email: [ ● ]

ASSIGNOR:	LNHC, INC.

By:
Name: [ ● ]
Title: [ ● ]

Address:
4020 Stirrup Creek Drive
Suite 110
Durham, NC 27703
Attention: CEO
Email: [ ● ]

Signature Page to IP Assignment